UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2015, Mondelēz International, Inc. increased the size of our Board of Directors (the “Board”) from 12 to 13 members and appointed Christiana Shi to the Board effective January 4, 2016. The Board has not yet determined to which committees it will appoint Ms. Shi.

Ms. Shi will receive the same compensation and indemnification as our other non-employee directors. The compensation program is described in our Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2015. The form of indemnification agreement is an exhibit to our Annual Report on Form 10-K filed with the SEC on February 20, 2015.

There are no transactions between Ms. Shi and us that would be reportable under Item 404(a) of Regulation S-K.

A copy of our press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated December 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: December 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated December 8, 2015.